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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

The Partners
SDG Macerich Properties, L.P.
and
The Board of Directors
The Macerich Company

We consent to the incorporation by reference in the Amendment No. 1 to the registration statement on Form S-3 (Number 333-88718), of The Macerich Company of our report dated February 8, 2002 relating to the balance sheets of SDG Macerich Properties, L.P. as of December 31, 2001 and 2000 and the related consolidated statements of operations, cash flows, and partners' equity, for each of the years in the three-year period ended December 31, 2001 and the related financial statement schedule, which report appears in the December 31, 2001 Annual Report on Form 10-K of The Macerich Company. Our report refers to a change in the method of accounting for overage rents in 2000. We also consent to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP
Indianapolis, Indiana
June 5, 2002

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS